UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2013

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DIXIE FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-24575	80-0608195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 N.E. 6TH BLVD WILLISTON, FL	32696
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 366-5174

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On August 30, 2013, Dixie Foods International, Inc. (the “Company”) dismissed Lake & Associates, CPA’s LLC as the Company’s independent registered public accounting firm as a result of the revocation of such firm’s registration with the PCAOB. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

(b) During the Company’s two most recently completed fiscal years and the subsequent interim period preceding the dismissal of Lake & Associates, CPA’s LLC there were no disagreements with Lake & Associates, CPA’s LLC on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of Lake & Associates, CPA’s LLC, would have caused Lake & Associates, CPA’s LLC to make reference thereto in its report on the financial statements for such years.

(c) During the fiscal years ended August 31, 2012 and August 31, 2013 and the interim period through the dismissal of Lake & Associates, CPA’s LLC, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(d) Lake & Associates, CPA’s LLC did not issue any reports on the financial statements of the Company for the fiscal year ended August 31, 2013.The report of Lake & Associates, CPA’s LLC on the Company’s financial statements as of and for the fiscal years ended August 31, 2011 and August 31, 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than uncertainty as to the Company’s ability to continue as a going concern.

(e) We have requested that Lake & Associates, CPA’s LLC furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Lake & Associates, CPA’s LLC agrees with the above statements made by us.  A copy of this letter addressed to the SEC, dated September 3, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description

16.1	Letter of former accountants, Lake & Associates, CPA’s LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE FOODS INTERNATIONAL , INC.

Date: September 3, 2013	By:	/s/ Robert E. Jordan
Robert E. Jordan
President and Chief Executive Officer